SECURITIES AND EXCHANGE COMMISSION
Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
July 29, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 5 – OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 29, 2004 – Bar Harbor Bankshares (AMEX: BHB) (the "Company"), issued a press release announcing certain recently adopted initiatives regarding the re-branding of its corporate logos and identities, including a comprehensive marketing program introducing new banking products. In addition, the Company announced it has changed the name of its principal operating subsidiary, Bar Harbor Banking and Trust Company, to Bar Harbor Bank & Trust. A copy of the Company’s press release is attached as an exhibit to this Form 8-K.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits:

The following exhibit is filed herewith:

Exhibit No. Description of Exhibit

99.1                  Press Release dated July 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

/s/Gerald Shencavitz

Date: July 29, 2004                             Gerald Shencavitz
                                                            Chief Financial Officer